Exhibit 99.1

MARTEN TRANSPORT, LTD . The Morgan Keegan 2007 Equity Conference September 6, 2007 | Memphis, Tennessee

1This presentation and discussion will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “estimates,” or similar expressions are intended to identify these forward-looking statements. These statements are based on Marten’s current plans and expectations and involve risks and uncertainties that could cause future activities and results of operations to be materially different from those set forth in the forward-looking statements. For further information, please refer to Marten’s reports and filings with the Securities and Exchange Commission. Disclosure 1

2 Company Overview 2 Started in 1946 by Roger Marten at the age of 17 Hauled dairy products around Western Wisconsin Eventually expanded to upper Midwest – nationwide and Canada Focus switched to time- and temperature-sensitive freight Went public in 1986 Follow on offering in ’03 Two stock splits in ’03 Stock split in December of ’05 Operate four terminals and corporate headquarters Strategically located for operations and maintenance Mondovi, WI (corporate office) Forest Park, GA Indianapolis, IN Ontario, CA Wilsonville, OR

3 Operating Revenue since 1997 Figures in millions History of Success 11.6% CAGR * * All organic 3 $0 $100 $200 $300 $400 $500 $600 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006

4 Freight Mix 4 71% 8% 11% 9% 1% Food Stuff Beverages Consumer Products Pharmaceuticals/Chemicals Other Temperature-controlled focus Majority of freight is temperature sensitive Approximately 80% requires a temperature-controlled environment

5 Customers 5 Longstanding relationships with top accounts Our top 10 customers have 10-plus years with us High-volume customers are growing / consolidating General Mills Kraft Anheuser Busch Largest or 2nd largest temperature-sensitive carrier for six of our top 10 accounts

6 Customers 6 Blue-chip base Partner with successful companies Reputable businesses with solid track records

7 Food Manufacturer’s Variance in Total Weekly Shipments from 2006 Annual Average Week Weekly Loads 7 (6,000) (5,000) (4,000) (3,000) (2,000) (1,000) 0 1,000 2,000 3,000 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 2006 2007

8 Equipment 8 Managed for mandated ’07 EPA standards Began acceleration of tractor fleet replacement in ’04 Took delivery of tractors with ’06 manufactured engines through March of ’07 Expect significantly lower capital expenditures and the ability to retire a substantial amount of debt in ’07 Have the ability to operate our fleet through Q2 of ’08 within expected age and mileage tolerances

9 Late-Model Revenue Equipment Equipment 9 Ratio of Trailers-Tractors Total Trailers Avg. Age of Tractors Description 2006 2005 2004 2003 Total Tractors Avg. Age of Trailers As of Dec. 31 As of Dec. 31 As of Dec. 31 As of Dec. 31 2007 2,552 1.74 3,934 2.31 1.54 As of June 30 1.30 1.38 1.31 1.45 3.85 3.27 2.85 2.15 2,835 3,152 3,438 3,774 1.90 1.39 1.20 1.50 2,181 2,283 2,618 2,602

10 Investment in Auxiliary Power Units Auxiliary Power Units (APU’s) provide drivers with quiet heat, air conditioning, accessory power and battery charging Reduces fuel consumption approximately 80% compared with tractor engine idling – with savings to $400/tractor/month in fuel expense (at a cost of $2.80/gallon) Reduces wear-and-tear on tractor engines and enhances driver satisfaction Began installation in May of ’07 Approximately 500 tractors currently equipped with APU’s – the entire fleet will be equipped by Q3 of ’08 10

11 Recent Year-to-Year Comparison Figures in millions Capital Expenditures Year Amount 2007 (estimated) $57.0 2006 $97.3 2005 $88.5 2004 $76.4 2003 $39.4 2002 $28.8 11

12 SOURCES FOR GROWTH 12

13 MW Logistics 13 Marten affiliation MW Logistics, LLC began operations in Q2 of ’01 Marten invested in company as it launched Marten owns a 45% stake MW Logistics also a customer More than $16 million in revenue with Marten in ’06 Generated $7.0 million in revenue with Marten in first six months of ’07 Third-party provider of logistics services Brokerage and intermodal services Food grade bulk transport Dry goods transport Customer base includes ...P&G General Mills Kellogg’s Quaker Oats Coors Daisy Brands

14 Yearly Revenue Comparison In millions MW Logistics 14 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2002 2003 2004 2005 2006

15 New Services - Brokerage 15 Providing new revenue opportunities Initiated services in April ’05 $1.4 million in total revenue in ’05 $5.0 million in total revenue in ’06 $4.8 million in total revenue in first six months of ’07 Have utilized the services of more than 1,000 small carriers Bridging gaps with existing customers Being offered new types of load opportunities

16 New Services - Intermodal 16 Outstanding growth potential Initiated services in October of ’05 Realizing increased “new” business from existing customers $380,000 in total revenue in fourth quarter of ’05 $12.6 million in total revenue in ’06 $9.0 million in total revenue in first six months of ’07 Currently adding 1,900 intermodal-ready trailers to fleet Able to track trailers on rail with satellite technology Load temperatures and reefer fuel levels are monitored remotely

17 Drivers 17 Major focus on retaining & recruiting Seeking drivers who are qualified and safety conscious Driver initiatives Enhanced structure used to manage drivers’ mileage, home time and equipment maintenance Improved processing time for driver payroll and new applicants Million Mile Club 389 drivers have accumulated a million accident-free miles since ’97 74 drivers have two-million plus miles of accident-free driving 245 current drivers are members of our Million Mile Club

18 Recent Recognition 18 Forbes Magazine Top 200 Small Businesses in U.S. Ranked No. 141 in 2006 and No. 179 in 2005 Noted as “solid financial performance, well-run, up and comer” TCA Grand Prize for Safety Awarded distinction twice in past five years Presented Georgia & Wisconsin motor carriers top safety award for ’05 Platinum Safety and Operational Excellence Award Presented with honor past two years Sponsored by Great West Casualty Company

19 Comparison of First Six Months of ’07 to First Six Months of ’06 Operations Operations Description First Six Months of ’07 First Six Months of ’06 Change Avg. truckload revenue, net of fuel surcharges, per tractor / wk $3,083 $3,085 (-) 0.1% Avg. truckload revenue, net of fuel surcharges, per total mile $1.474 $1.460 1.0% Avg. miles per tractor 54,081 54,631 (-) 1.0% Avg. miles per trip 926 940 (-) 1.5% Tractors to non-driver personnel (as of June 30) 5.2 5.0 4.0% 19

20 Comparison of First Six Months of ’07 to First Six Months of ’06 Operating Results Financial Highlights Description First Six Months of ’07 First Six Months of ’06 Change Operating revenue (in millions) $270.2 $251.4 7.5% Operating income (in millions) $ 16.4 $ 20.8 (-) 21.0% Net income (in millions) $ 8.9 $ 12.6 (-) 29.0% Diluted EPS $ 0.41 $ 0.57 (-) 28.1% 20

21 Financial Highlights (In thousands) June 30, 2007 Dec. 31, 2006 Assets: $82,975 $76,510 329,101 329,888 3,185 $415,261 $410,822 Liabilities and Stockholders’ Equity: $43,242 $54,422 62,823 58,659 183,486 188,916 1,052 913 $415,261 $410,822 Debt-to-Capitalization Ratio 21.4% 21.0% 21 Total Liabilities and Stockholders’ Equity 220,993 230,723 Total stockholders’ equity Minority interest Total liabilities 75,835 77,421 Deferred income taxes Long-term debt (including current maturities) Total current liabilities (excluding current maturities of long-term debt) Total Assets 4,424 Other assets Net property and equipment Total current assets